                                                         Exhibit No. EX-23.d.3.h

                          FORM OF SUBADVISORY AGREEMENT

     THIS SUBADVISORY AGREEMENT ("Agreement") is made and entered into as of the
__ day of ___, 2007,  among  NATIONWIDE  MUTUAL FUNDS (the "Trust"),  a Delaware statutory trust,  NATIONWIDE FUND ADVISORS (the "Adviser"),  a Delaware business trust registered under the Investment Advisers Act of 1940 (the "Advisers Act"),
and ALLIANCEBERNSTEIN L.P., a ______ limited partnership (the "Subadviser"), and also registered under the Advisers Act.

                              W I T N E S S E T H:

     WHEREAS,  the Trust is  registered  with the U.S.  Securities  and Exchange
Commission (the "SEC") as an open-end  management  investment  company under the
Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Trust dated as of [________], 2007 (the "Advisory Agreement"), been retained to act as investment  adviser for the Nationwide  International  Value Fund (the
"Fund"), a series of the Trust;

     WHEREAS,  the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

     WHEREAS,  the  Adviser  desires  to retain  Subadviser  to assist it in the provision  of a  continuous  investment  program for that portion of the Trust's assets  which  the  Adviser  will  assign  to the  Subadviser  (the  "Subadviser
Assets"), and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties do mutually agree and promise as follows:

     1. Appointment as Subadviser.  The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement;  and the Subadviser hereby accepts such employment.
In such  capacity,  the  Subadviser  shall  be  responsible  for the  investment management of the Subadviser  Assets.  It is recognized  that the Subadviser now acts, and that from time to time hereafter may act, as investment adviser to one or more other  investment  companies and to fiduciary or other managed  accounts and that the Adviser and the Trust have no objection to such activities.

     2. Duties of Subadviser.

          (a) Investments.  The Subadviser is hereby authorized and directed and hereby agrees,  subject to the stated investment  policies and restrictions of the  Fund as set  forth  in that  Fund's  prospectus  and  statement  of additional  information  as  currently  in effect  and as  supplemented  or amended  from time to time  (collectively  referred to  hereinafter  as the
     "Prospectus")  and subject to the directions of the Adviser and the Trust's
     Board  of  Trustees,  to  purchase,  hold  and  sell  investments  for  the
     Subadviser  Assets and to monitor on a continuous  basis the performance of the Subadviser  Assets.  In providing these  services,  the Subadviser will conduct a continual program of investment,  evaluation and, if appropriate, sale and reinvestment of the Fund's Subadviser  Assets.  The Adviser agrees to  provide  the  Subadviser  with  such  assistance  as may be  reasonably requested by the Subadviser in connection  with its  activities  under this
     Agreement, including, without limitation,  information concerning the Fund, its funds available,  or to become available,  for investment and generally as to the conditions of the Fund's affairs.

          (b) Compliance with Applicable  Laws and Governing  Documents.  In the performance  of its  duties  and  obligations  under  this  Agreement,  the
     Subadviser  shall act in  conformity  with the  Prospectus  and the Trust's
     Agreement and  Declaration of Trust and By-Laws as currently in effect and, as soon as practical after the Trust,  the Fund or the Adviser notifies the
     Subadviser thereof,  as supplemented,  amended and/or restated from time to time (referred to hereinafter as the  "Declaration of Trust" and "By-Laws,"
     respectively) and with the instructions and directions  received in writing from the  Adviser or the  Trustees  of the Trust and will  conform  to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of
     1986, as amended (the "Code"),  and all other applicable  federal and state laws and  regulations.  Notwithstanding  the  foregoing,  the Adviser shall remain responsible for ensuring the Fund's overall compliance with the 1940
     Act,  the  Code  and all  other  applicable  federal  and  state  laws  and regulations  and the  Subadviser  is only  obligated  to  comply  with this subsection (b) with respect to the Subadviser Assets.

          The Adviser will provide the Subadviser with reasonable advance notice
     of  any  change  in  the  Fund's   investment   objectives,   policies  and
     restrictions as stated in the Prospectus,  and the Subadviser shall, in the performance of its duties and obligations under this Agreement,  manage the
     Subadviser Assets consistent with such changes, provided the Subadviser has received prompt notice of the  effectiveness of such changes from the Trust or the Adviser.  In addition to such notice,  the Adviser  shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes. The
     Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure  requirements  under all applicable  federal and  state  laws  and  regulations  relating  to the  Trust  or  the  Fund, including,  without limitation, the 1940 Act, and the rules and regulations thereunder,  and that the Subadviser  shall have no liability in connection therewith,  except as to the accuracy of material information  furnished by the Subadviser to the Fund or to the Adviser  specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a
     timely  manner  such  information   relating  to  the  Subadviser  and  its
     relationship  to,  and  actions  for,  the  Fund as may be  required  to be contained in the  Prospectus  or in the Trust's  registration  statement on
     Form N-1 A.

          (c) Voting of Proxies.  The  Subadviser  shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be  invested  from time to time,  and shall not be  required to seek or take  instructions  from the  Adviser or the Fund or take any  action  with respect thereto.  If both the Subadviser and another entity managing assets of the Fund have invested in the same  security,  the  Subadviser  and such other  entity  will each  have the power to vote its pro rata  share of the security.

          The Subadviser will establish a written  procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act. The Subadviser  will provide the
     Adviser or its designee,  a copy of such  procedure and establish a process for the timely  distribution of the Subadviser's voting record with respect to the Fund's  securities and other  information  necessary for the Fund to complete  information  required  by Form  N-1A  under  the 1940 Act and the
     Securities Act of 1933, as amended (the "Securities  Act"), Form N-PX under the 1940 Act,  and Form  N-CSR  under the  Sarbanes-Oxley  Act of 2002,  as amended, respectively.

          (d) Agent. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and  attorney-in-fact  for the limited purposes of executing  account documentation,  agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection  with its  management of the Subadviser  Assets.  The Subadviser agrees  to  provide  the  Adviser  and the  Trust  with  copies of any such agreements executed on behalf of the Adviser or the Trust.

          (e)  Brokerage.   The   Subadviser  is  authorized,   subject  to  the
     supervision of the Adviser and the Trust's Board of Trustees,  to establish and maintain  accounts on behalf of the Fund with, and place orders for the purchase and sale of the Subadviser  Assets with or through,  such persons, brokers or dealers (collectively,  "Broker(s)") as Subadviser may elect and negotiate  commissions  to be paid on such  transactions.  The  Subadviser, however,  is not  required  to obtain  the  consent  of the  Adviser or the
     Trust's Board of Trustees prior to establishing any such brokerage account.
     The  Subadviser  shall  place  all  orders  for the  purchase  and  sale of portfolio  investments for the Fund's account with Brokers  selected by the
     Subadviser.  In the  selection  of such  Brokers  and the  placing  of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available,  except to the extent it may be permitted to pay higher brokerage  commissions for brokerage and research  services,  as provided below. In using its reasonable  efforts to obtain for the Fund the most favorable price and execution  available,  the Subadviser,  bearing in mind such Fund's best interests at all times, shall consider all factors it deems relevant,  including price, the size of the transaction,  the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends,  the reputation,  experience and financial  stability of the Broker  involved,  and the quality of service rendered by the Broker in other transactions. Subject to such policies as the Trustees may determine, or as may be  mutually  agreed to by the Adviser  and the  Subadviser,  the
     Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this  Agreement  or  otherwise  solely by reason of its having caused the Fund to pay a Broker that provides brokerage and research services  (within the meaning of Section 28(e) of the  Securities  Exchange
     Act of 1934) to the  Subadviser an amount of  commission  for effecting the
     Fund investment  transaction  that is in excess of the amount of commission that another  broker would have charged for effecting  that  transaction if but only if, the Subadviser  determines in good faith that such  commission was  reasonable  in relation  to the value of the  brokerage  and  research services  provided by such Broker viewed in terms of either that particular transaction  or the  overall  responsibility  of  the  Subadviser  and  its affiliates  with respect to the accounts as to which it and its  affiliates exercise investment discretion.

          It is  recognized  that the  services  provided by such Brokers may be useful  to the  Subadviser  in  connection  with the  Subadviser's  and its affiliates'  services to other  clients.  On occasions  when the Subadviser deems the purchase or sale of a security to be in the best interests of the
     Fund as well as other clients of the  Subadviser  and its  affiliates,  the
     Subadviser,  to the extent  permitted by applicable  laws and  regulations, may, but shall be under no obligation  to,  aggregate the  securities to be sold or  purchased  in order to obtain  the most  favorable  price or lower brokerage commissions and efficient execution. In such event, allocation of securities  so sold or purchased,  as well as the expenses  incurred in the transaction,  will be made by the  Subadviser in the manner the  Subadviser considers  to be the most  equitable  and  consistent  with  its  fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases,  this procedure may adversely affect the price paid or received by the Fund or the size of the position  obtainable for, or disposed of by, the Fund.

          (f) Securities Transactions.  The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund;  provided,  however,  the
     Subadviser  and  any  affiliated  person  of the  Subadviser  may  purchase
     securities  or  other   instruments   from  or  sell  securities  or  other
     instruments to the Fund if such transaction is permissible under applicable laws and regulations or orders, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

          The Subadviser, including its Access Persons (as defined in subsection
     (e) of Rule 17j-1  under the 1940 Act),  agrees to observe  and comply with
     Rule 17j-1 and the  Subadviser's  Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On a quarterly  basis,  the Subadviser will either (i) certify to the
     Adviser that the  Subadviser  and its Access Persons have complied with the
     Subadviser's  Code of Ethics with respect to the Subadviser  Assets or (ii)
     identify any violations  which have occurred with respect to the Subadviser
     Assets.

          (g) Books and Records. The Subadviser shall maintain separate detailed records  of  all  matters  pertaining  to  management  of  the  Trust  (the
     "Subadviser's Records") including, without limitation,  brokerage and other records of all securities  transactions.  The Subadviser  acknowledges that the Fund's  records are  property of the Trust.  The  Subadviser's  Records shall be  available  to the  Adviser  at any time upon  reasonable  request during normal business hours and shall be available for telecopying without delay to the Adviser during any day that the Fund is open for business. The
     Subadviser  shall not be responsible  for the provision of  administrative, bookkeeping  or  accounting  services  to the  Trust.  The  Adviser  hereby acknowledges  that the Subadviser is not responsible for pricing  portfolio securities, and that the Adviser, the Trust and the Subadviser will rely on the  pricing  agent  chosen  by the  Board of  Trustees  for the  prices of securities;  provided, however, that to the extent that such pricing agents are unable to provide prices for certain  securities,  the Subadviser  will assist the Adviser in obtaining a price for such securities.

          (h) Information Concerning Subadviser Assets and Subadviser. From time to time as the Adviser or the Fund may request, the Subadviser will furnish the  requesting  party  reports on  portfolio  transactions  and reports on
     Subadviser Assets held in the portfolio,  all in such detail as the Adviser or the Fund may reasonably  request.  The  Subadviser  will also inform the
     Adviser  in a timely  manner of  material  changes  in  portfolio  managers responsible  for  Subadviser  Assets,  any  changes  in  the  ownership  or management of the Subadviser,  or of material changes in the control of the
     Subadviser. Upon reasonable request, the Subadviser will make available its officers and employees to meet with the Trust's Board of Trustees to review the Subadviser Assets.

          The Subadviser will maintain  compliance  procedures for the Fund that it believes is adequate to ensure the Fund's  compliance,  and will provide such  information  as may be required for the Fund or the Adviser to comply with  their  respective  obligations,  under  applicable  laws,  including, without  limitation,  the  Code,  the  1940  Act,  the  Advisers  Act,  the
     Securities  Act and any state  securities  laws, and any rule or regulation thereunder.

          (i) Custody  Arrangements.  The Subadviser  shall on each business day provide  the  Adviser and the Trust's  custodian  such  information  as the
     Adviser and the Trust's  custodian may  reasonably  request in such form as may be mutually  agreed upon relating to all  transactions  concerning  the
     Subadviser Assets.

          (j) Historical Performance  Information.  To the extent agreed upon by the  parties,  the  Subadviser  will  provide  the  Trust  with  historical performance  information on similarly managed  investment  companies or for other  accounts  to be  included  in the  Prospectus  or for any other uses permitted by applicable law.

     3. Independent Contractor.  In the performance of its duties hereunder, the
Subadviser  is and  shall be an  independent  contractor  and  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent the Fund,  the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

     4. Expenses.  During the term of this  Agreement,  Subadviser  will pay all expenses  incurred by it in connection with its activities  under this Agreement other than the cost of securities,  commodities and other investments (including brokerage  commissions and other transaction  charges, if any) purchased for the
Fund. The Subadviser shall, at its sole expense, employ or associate itself with such  persons  as it  believes  to be  particularly  fitted  to assist it in the execution  of its  duties  under this  Agreement.  The  Subadviser  shall not be responsible  for the Trust's,  the Fund's or Adviser's  expenses,  including any extraordinary and non-recurring  expenses. The Trust or the Adviser, as the case may be,  shall  reimburse  the  Subadviser  for any  expenses of the Fund or the
Adviser as may be reasonably  incurred by such Subadviser on behalf of such Fund or the Adviser,  including any  extraordinary and  non-recurring  expenses.  The
Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

     5.  Compensation.  For the services  provided and the expenses assumed with respect to the Fund pursuant to this Agreement,  the Subadviser will be entitled to the fee listed for the Fund on  Exhibit A. Such fees will be  computed  daily and payable no later than the seventh  (7th)  business day  following the end of each month, from the Adviser or the Trust, calculated at an annual rate based on the Subadviser Assets' average daily net assets.

     The method of  determining  net asset  value of the  Subadviser  Assets for purposes  hereof shall be the same as the method of determining  net asset value for purposes of establishing  the offering and redemption price of the shares of the Trust as  described in the Fund's  Prospectus.  If this  Agreement  shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

     6. Representations and Warranties of Subadviser.  The Subadviser represents and warrants to the Adviser and the Fund as follows:

          (a) The  Subadviser is  registered as an investment  adviser under the
     Advisers Act;

          (b) The  Subadviser  has filed a notice of exemption  pursuant to Rule
     4.14 under the  Commodity  Exchange  Act, as amended (the "CEA"),  with the
     Commodity Futures Trading  Commission (the "CFTC") and the National Futures
     Association (the "NFA"), or is not required to file such exemption;

          (c) The  Subadviser  is a  limited  partnership,  duly  organized  and validly  existing under the laws of the State of Delaware with the power to own and  possess  its assets and carry on its  business  as it is now being conducted;

          (d) The execution,  delivery and performance by the Subadviser of this
     Agreement are within the Subadviser's  powers and have been duly authorized by all necessary action on the part of its General  Partner,  and no action by, or in respect  of or filing  with,  any  governmental  body,  agency or official  is  required  on the part of the  Subadviser  for the  execution, delivery and  performance  by the  Subadviser  of this  Agreement,  and the execution,  delivery and performance by the Subadviser of this Agreement do not  contravene  or  constitute  a  default  under  (i)  any  provision  of applicable  law,  rule  or  regulation,  (ii)  the  Subadviser's  governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

          (e) The Form ADV of the  Subadviser  provided to the Adviser is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC,  that part or parts  maintained  in the  records of the
     Adviser,  and/or that part or parts provided or offered to clients, in each case as  required  under the  Advisers  Act and rules  thereunder,  and the information  contained  therein is accurate  and  complete in all  material respects and does not omit to state any material fact necessary in order to make the statements  made, in light of the  circumstances  under which they were made, not misleading.  In addition,  the Subadviser agrees to promptly provide the Trust with updates of its Form ADV.

     7.  Representations  and Warranties of Adviser.  The Adviser represents and warrants to the Subadviser as follows:

          (a) The  Adviser is  registered  as an  investment  adviser  under the
     Advisers Act;

          (b) The Adviser has filed a notice of exemption  pursuant to Rule 4.14 under  the CEA with the CFTC and the NFA or is not  required  to file  such exemption;

          (c) The  Adviser  is a  business  trust  duly  organized  and  validly existing  under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

          (d) The  execution,  delivery and  performance  by the Adviser of this
     Agreement are within the Adviser's  powers and have been duly authorized by all necessary action on the part of its  shareholders or directors,  and no action by or in respect of or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and  performance  by the  Adviser  of this  Agreement,  and the  execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable  law, rule or
     regulation,   (ii)  the  Adviser's  governing  instruments,  or  (iii)  any agreement,  judgment, injunction, order, decree or other instrument binding upon the Adviser;

          (e) The Form ADV of the  Adviser  provided to the  Subadviser  and the
     Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC,  that part or parts  maintained  in the records of the  Adviser,  and/or that part or parts  provided or offered to clients,  in  each  case as  required  under  the  Advisers  Act and  rules thereunder,  and the information contained therein is accurate and complete in all  material  respects  and does not omit to state  any  material  fact
     necessary  in  order  to  make  the  statements   made,  in  light  of  the
     circumstances under which they were made, not misleading;

          (f)  The  Adviser   acknowledges  that  it  received  a  copy  of  the
     Subadviser's Form ADV prior to the execution of this Agreement; and

          (g) The  Adviser  and the Trust have duly  entered  into the  Advisory
     Agreement  pursuant to which the Trust authorized the Adviser to enter into this Agreement.

     8.  Representations  and Warranties of the Trust.  The Trust represents and warrants to the Adviser and the Subadviser as follows:

          (a) The Trust is a statutory  trust duly  formed and validly  existing under the laws of the State of  Delaware  with the power to own and possess its assets and carry on its business as it is now being conducted;

          (b) The Trust is registered  as an  investment  company under the 1940
     Act and the Fund's shares are registered under the Securities Act;

          (c) The  execution,  delivery  and  performance  by the  Trust of this
     Agreement  are within the Trust's  powers and have been duly  authorized by all  necessary  action on the part of the Trust and its Board of  Trustees, and no action by or in respect o f; or filing with, any governmental  body, agency or official is required on the part of the Trust for the  execution, delivery  and  performance  by the  Adviser  of  this  Agreement,  and  the execution,  delivery and  performance by the Trust of this Agreement do not contravene  or  constitute a default  under (i) any provision of applicable law, rule or regulation,  (ii) the Trust's governing instruments,  or (iii)
     any agreement,  judgment,  injunction,  order,  decree or other  instrument binding upon the Trust; and

          (d) The Trust acknowledges that it received a copy of the Subadviser's
     Form ADV prior to execution of this Agreement.

     9. Survival of Representations and Warranties;  Duty to Update Information.
All representations  and warranties made by the Subadviser,  the Adviser and the
Trust  pursuant  to  Sections 6, 7 and 8,  respectively,  shall  survive for the duration of this  Agreement and the parties  hereto shall  promptly  notify each other in writing upon becoming  aware that any of the foregoing  representations and warranties are no longer true.

     10. Liability and Indemnification.

          (a)  Liability.  In the absence of willful  misfeasance,  bad faith or gross  negligence on the part of the Subadviser or a reckless  disregard of its  duties  hereunder,  the  Subadviser,  each of its  affiliates  and all
     respective   members,   officers,   directors,   managers   and   employees
     ("Affiliates")  and each  person,  if any,  who within  the  meaning of the
     Securities Act controls the Subadviser ("Controlling Persons") shall not be subject to any expenses or liability to the Adviser,  the Trust or the Fund or any of the Fund's  shareholders.  In the absence of willful misfeasance, bad faith or gross  negligence  on the part of the  Adviser  or a  reckless disregard of its duties hereunder,  the Adviser,  any of its Affiliates and each of the Adviser's  Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase,  holding or sale of Subadviser Assets; provided, however,  that nothing  herein shall relieve the Adviser and the Subadviser from any of their  obligations  under  applicable law,  including,  without limitation, the federal and state securities laws and the CEA.

          (b)  Indemnification.  The Subadviser  shall indemnify the Adviser and the Trust, and their respective  Affiliates and Controlling Persons for any liability and expenses,  including  reasonable  attorneys'  fees, which the
     Adviser  and the Trust  and their  respective  Affiliates  and  Controlling
     Persons may sustain as a result of the  Subadviser's  willful  misfeasance, bad faith, gross negligence,  reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state  securities  laws or the CEA.  Subject to the above standard of care, the  Subadviser  will  indemnify  the  Adviser  and the  Trust,  and  their respective  Affiliates  and  Controlling  Persons  for  any  liability  and expenses,  including  reasonable  attorneys'  fees,  to  which  they may be subjected as a result of the  Subadviser  providing  inaccurate  historical performance calculations concerning the Subadviser's composite account data or  historical  performance  information  on similarly  managed  investment companies  or  accounts,  except  that the  Adviser and the Trust and their respective  Affiliates and Controlling Persons shall not be indemnified for any  liability  or  expense  resulting  from  their  negligence  or willful misconduct in using such information.

     The  Adviser  shall  indemnify  the  Subadviser,  its  Affiliates  and  its
Controlling  Persons,  for any  liability  and  expenses,  including  reasonable attorneys'  fees,  which may be sustained as a result of the  Adviser's  willful misfeasance,  bad faith,  gross  negligence,  reckless  disregard  of its duties hereunder or violation of applicable law,  including,  without  limitation,  the federal and state securities laws or the CEA.

     11. Duration and Termination.

          (a) Duration. Unless sooner terminated,  this Agreement shall continue until May 1,  2009,  with  respect to any Fund  covered  by this  Agreement initially  and,  for any  Fund  subsequently  added to this  Agreement,  an initial period of no more than two years that  terminates on the second May
     1st that occurs following the effective date of this Agreement with respect to such Fund, and thereafter  shall continue  automatically  for successive annual  periods  with respect to the Fund,  provided  such  continuance  is specifically approved at least annually by the Trust's Board of Trustees or vote of the  lesser of (a) 67% of the shares of the Fund  represented  at a meeting if holders of more than 50% of the  outstanding  shares of the Fund are  present in person or by proxy or (b) more than 50% of the  outstanding shares of the Fund;  provided that in either event its continuance  also is approved  by a majority  of the Trust's  Trustees  who are not  "interested persons"  (as defined in the 1940 Act) of any party to this  Agreement,  by vote cast in person at a meeting  called for the  purpose of voting on such approval.

          (b)  Termination.  Notwithstanding  whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

               (i) By vote of a majority of the Trust's Board of Trustees, or by
          "vote of a majority of the outstanding  voting securities" of the Fund
          (as defined in the 1940 Act), or by the Adviser, in each case, upon at least 60 days' written notice to the Subadviser;

               (ii) By any party hereto  immediately  upon written notice to the other  parties  in the  event of a  breach  of any  provision  of this
          Agreement by either of the other parties; or

               (iii) By the Subadviser  upon at least 60 days' written notice to the Adviser and the Trust.

          This  Agreement  shall not be assigned (as such term is defined in the
     1940 Act) and shall terminate  automatically in the event of its assignment or upon the termination of the Advisory Agreement.

     12.   Duties  of  the  Adviser.   The  Adviser   shall   continue  to  have
responsibility  for all  services  to be  provided  to the Fund  pursuant to the
Advisory Agreement and shall oversee and review the Subadviser's  performance of its duties  under this  Agreement.  Nothing  contained in this  Agreement  shall obligate the Adviser to provide any funding or other  support for the purpose of directly or indirectly promoting investments in the Fund.

     13. Reference to Subadviser. Neither the Adviser nor any Affiliate or agent of the Adviser  shall make  reference to or use the name of Subadviser or any of its  Affiliates,  or any of their  clients,  except  references  concerning  the identity of and services  provided by Subadviser to the Fund,  which  references shall not differ in substance from those  included in the Fund's  Prospectus and this Agreement,  in any advertising or promotional  materials  without the prior approval of Subadviser,  which approval  shall not be  unreasonably  withheld or delayed.  The Adviser hereby agrees to make all reasonable  efforts to cause the
Fund and any Affiliate thereof to satisfy the foregoing obligation.

     14.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the Trust's Board of Trustees or by a vote of a majority of the  outstanding voting securities of the Fund (as required by the 1940 Act), and (b) the vote of a majority of those  Trustees of the Trust who are not  "interested  persons" of any party to this  Agreement  cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     15.  Confidentiality.  Subject to the duties of the Adviser,  the Funds and the  Subadviser  to comply  with  applicable  law,  including  any demand of any regulatory or taxing  authority  having  jurisdiction,  the parties hereto shall treat as confidential all information pertaining to the Funds and the actions of the Subadviser, the Adviser and the Funds in respect thereof.

     16. Notice.  Any notice that is required to be given by the parties to each other  under the terms of this  Agreement  shall be in  writing,  delivered,  or mailed  postpaid  to  the  other  parties,  or  transmitted  by  facsimile  with acknowledgment  of  receipt,  to the  parties  at  the  following  addresses  or facsimile  numbers,  which may from time to time be  changed  by the  parties by notice to the other party:

          (a) If to the Subadviser:

              AllianceBernstein L.P.
              1345 Avenue of the Americas
              New York, New York 10105
              Attn:
              Facsimile:

          (b) If to the Adviser:

              Nationwide Fund Advisors
              1200 River Road - Suite 1000
              Conshohocken, PA 19428
              Attention:  Legal Department
              Facsimile:  (484) 530-1323

          (c) If to the Trust:

              Nationwide Mutual Funds
              1200 River Road - Suite 1000
              Conshohocken, PA 19428
              Attention:  Legal Department
              Facsimile:  (484) 530-1323

     17.  Jurisdiction.  This Agreement shall be governed by and construed to be consistent with the Advisory  Agreement and in accordance with  substantive laws of the State of Delaware without  reference to choice of law principles  thereof and in accordance  with the 1940 Act. In the case of any conflict,  the 1940 Act shall control.

     18.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts,  each of which  shall be deemed an  original,  all of which  shall together constitute one and the same instrument.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise  provided  herein,   "interested  person,"  "affiliated  person,"  and
"assignment" shall have their respective  meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     21. Severability.  If any provision of this Agreement shall be held or made invalid by a court  decision or  applicable  law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     22. Nationwide Mutual Funds and its Trustees.  The terms "Nationwide Mutual
Funds" and the "Trustees of Nationwide  Mutual Funds" refer  respectively to the
Trust created and the Trustees,  as trustees but not individually or personally, acting  from time to time under the Amended and  Restated  Declaration  of Trust made and dated as of September 30, 2004, as has been or may be amended from time to time, and to which reference is hereby made.

     23. In connection with securities  transactions  for a Fund, the Subadviser that is (or whose affiliated  person is) entering into the transaction,  and any other  investment  manager that is advising an affiliate of the Fund (or portion of the Fund)  (collectively,  the  "Managers"  for the purposes of this Exhibit)
entering into the  transaction  are prohibited  from  consulting with each other concerning  transactions for the Fund in securities or other assets and, if both
Managers  are  responsible  for  providing  investment  advice to the Fund,  the
Manager's  responsibility in providing advice is expressly limited to a discrete portion of the Fund's portfolio that it manages.

     This  prohibition  does  not  apply to  communications  by the  Adviser  in connection  with the Adviser's (i) overall  supervisory  responsibility  for the general  management and investment of the Fund's assets;  (ii)  determination of the  allocation  of assets among the  Manager(s),  if any; and (iii)  investment discretion with respect to the investment of Fund assets not otherwise  assigned to a Manager.

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                          TRUST
                                          NATIONWIDE MUTUAL FUNDS

                                          By:
                                          Name:
                                          Title:

                                          ADVISER
                                          NATIONWIDE  FUND ADVISORS

                                          By:
                                          Name:
                                          Title:

                                          SUBADVISER
                                          ALLIANCEBERNSTEIN L.P.

                                          By:
                                          Name:
                                          Title:

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                  BY AND AMONG
                            NATIONWIDE MUTUAL FUNDS,
                            NATIONWIDE FUND ADVISORS
                                       and
                             ALLIANCEBERNSTEIN L.P..

                              Effective ____, 200_*

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Funds of the Trust                                Advisory Fees

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Nationwide International Value Fund
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*As most recently approved at the ______, 200_ Board meeting.